UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2019

THE NAVIGATORS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor

Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 905-6090

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2019, The Navigators Group, Inc. (the “Company”) accepted the retirement of Michael J. Casella, President of the Company’s International Insurance segment. Mr. Casella will continue to be employed by the Company until March 15, 2019. The Company entered into a retirement agreement with Mr. Casella, dated March 11, 2019, providing for a lump-sum cash payment equal to $2,042,166, payable within thirty (30) days of his retirement date, an amount that reflects (a) compensation for Mr. Casella’s outstanding President’s Award in the amount of $870,000, (b) compensation for Mr. Casella’s outstanding and unvested stock awards in the amount of $875,000, (c) severance in the amount of $290,000, representing six months’ base salary, and (d) compensation for early lease termination fees in connection with an apartment leased by Mr. Casella in the amount of $7,166, in consideration for Mr. Casella’s agreeing to (x) a general release of all claims in favor of the Company and its affiliates, (y) provide certain limited transition services to the Company during the one-year period following his retirement date and (z) certain restrictive covenants, including confidentiality, nondisparagement and nonsolicitation provisions. In addition, the Company will also provide certain assignment-related tax preparation services to Mr. Casella as deemed necessary by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC. (Registrant)

Date: March 12, 2019	By:	/s/ Emily B. Miner
	Name:	Emily B. Miner
	Title:	Senior Vice President and General Counsel